UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): June 8, 2005


                              REHABCARE GROUP, INC.
               (Exact name of Company as specified in its charter)


        Delaware                         0-19294             51-0265872
(State or other jurisdiction          (Commission         (I.R.S. Employer
    of incorporation)                 File Number)        Identification No.)

 7733 Forsyth Boulevard
       Suite 2300
   St. Louis, Missouri 63105 (Address of principal executive offices) (Zip Code)

        (314) 863-7422 (Company's telephone number, including area code)

                                 Not applicable
          (Former name or former address if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On June 8, 2005, RehabCare Group East, Inc., a wholly owned subsidiary of RehabCare Group, Inc. ("RehabCare") entered into a definitive Asset Purchase Agreement (the "Purchase Agreement") with MeadowBrook Healthcare, Inc. and certain of its subsidiaries ("MeadowBrook"). Pursuant to the Purchase Agreement, RehabCare agreed to acquire substantially all of the operating assets of MeadowBrook, which operates two freestanding acute rehabilitation hospitals and two long-term acute care hospitals, for a purchase price of approximately $35 million in cash and notes, subject to certain working capital and other adjustments. Under the Purchase Agreement, certain existing liabilites of MeadowBrook, including liabilites with respect to certain litigation matters, will be excluded from the transaction and will not be assumed by RehabCare. The transaction, which is subject to certain closing conditions, is expected to close July 31, 2005 and will be funded by RehabCare through a combination of cash on hand, subordinated notes and borrowings against its senior credit facility.

Item 9.01  Financial Statements and Exhibits.

     On June 9, 2005, RehabCare Group, Inc. issued a press release announcing the signing of a definitive agreement to purchase the operating assets of MeadowBrook Healthcare, Inc.

     The press release in its entirety is attached hereto as Exhibit 99.1 and is filed as part of this report.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 13, 2005

                                       REHABCARE GROUP, INC.



                          By: /s/ Vincent L. Germanese
                               ----------------------------------------
                                  Vincent L. Germanese
                                  Senior Vice President,
                                  Chief Financial Officer
                                  and Secretary

                                                                    Exhibit 99.1

                         CONTACT: RehabCare Group, Inc.
                                 Vincent L. Germanese
                                 Chief Financial Officer
                                 Press: David Totaro, Senior Vice President,
                                 Corporate Marketing & Communications
                                 (314) 863-7422
                               Financial Dynamics
                                 Gordon McCoun/Theresa Kelleher
                                Press: Sean Leous
                                 (212) 850-5600
                                       or
                                 MeadowBrook Healthcare Inc.
                                John W. McRoberts
                                President and CEO
                                 (205) 980-9970

FOR IMMEDIATE RELEASE
THURSDAY, JUNE 9, 2005

           REHABCARE GROUP ANNOUNCES DEFINITIVE AGREEMENT TO PURCHASE
                             MEADOWBROOK HEALTHCARE
  - Acquisition Provides Strong Continuum Opportunities in Important Markets -

ST. LOUIS, MO, June 9, 2005--RehabCare Group, Inc. (NYSE:RHB) today announced that it has signed a definitive agreement to purchase the operating assets of MeadowBrook Healthcare Inc. for approximately $35 million in cash and notes.

     Based  in  Birmingham,   AL,   MeadowBrook,   with  744  employees,   is  a
privately-owned company that operates two freestanding acute rehabilitation hospitals and two long-term acute care hospitals ("LTACHs"):

o West Gables Rehabilitation Hospital, Miami, FL, and Clear Lake Rehabilitation Hospital, Webster, TX are both 60-bed acute rehabilitation hospitals that provide a wide range of programs and services on both an inpatient and outpatient basis. West Gables will complement RehabCare's post-acute continuum in the greater Miami area which includes seven skilled nursing facilities and Clear Lake will become part of RehabCare's post-acute continuum in the metropolitan Houston area, which includes 16 skilled nursing facilities and one inpatient rehabilitation facility.

o MeadowBrook Specialty Hospital of Tulsa, Tulsa, OK, is a freestanding 60-bed facility offering specialized inpatient programs. This operation will complement RehabCare's two skilled nursing facilities in the Tulsa area.

o MeadowBrook Specialty Hospital, Lafayette, LA, is composed of two facilities. The main campus is a 50-bed LTACH dedicated to providing specialized acute care for medically complex patients. The other Lafayette campus is a 20-bed hospital in a hospital ("HIH") facility, which provides specialized nursing care for patients within Our Lady of Lourdes Regional Medical Center with six step-down, high observation rooms, and 14 medical-surgical rooms. This specialty hospital complements RehabCare's five skilled nursing facilities in the Lafayette area.

     MeadowBrook generated revenue in 2004 of approximately $53 million. RehabCare expects the acquisition to be modestly accretive to 2005 earnings. In addition, the MeadowBrook facilities will maintain their respective names after the completion of this transaction.

     John H. Short, Ph.D., President and CEO of RehabCare, commented, "The acquisition of MeadowBrook Healthcare is the largest transaction to date in executing our strategy to deliver the post-acute continuum of rehabilitative care. In addition, we will be operating four excellent free-standing hospitals which, when combined with our existing rehabilitation programs in those regions, will generate four new target market opportunities for RehabCare."

     "Finally, adding the operations of these four hospitals and MeadowBrook's extensive and proven back office capabilities gives us a strong platform for our freestanding operations, and leverages our overhead and expertise much more efficiently."

     John W. McRoberts, President and CEO of MeadowBrook, added, "We are very pleased and excited to join forces with RehabCare. We believe the rehabilitation and clinical services provided by both companies are complementary to each other, which results in an excellent strategic fit as we develop the post-acute continuum in our markets. At MeadowBrook, our goal is to provide for the healthcare community's post-acute needs, and partnering with RehabCare allows us to align ourselves with one of the best, most far reaching rehabilitation providers in the nation. While MeadowBrook will now be positioned for a larger market presence, the treatment protocols will remain consistent across settings. We envision that this partnership will not only create opportunities for expansion into new markets, but will provide greater resources to our patients and opportunities for our employees."

     The transaction is expected to close by July 31, 2005. LSC Healthcare Partners, a Chicago-based healthcare investment banking firm, acted as financial advisor to RehabCare and First Albany Capital, a national, full service investment banking firm, acted as financial advisor to MeadowBrook in this transaction.

     RehabCare Group, Inc., headquartered in St. Louis, MO, is a leading provider of contract therapy and program management services for hospital inpatient rehabilitation, skilled nursing units, and outpatient therapy programs in conjunction with more than 890 hospitals and skilled nursing facilities in 37 states, the District of Columbia and Puerto Rico. RehabCare is pleased to be included in the Russell 2000 and Standard and Poor's Small Cap 600 indices.

     MeadowBrook Healthcare, Inc., a privately-owned company headquartered in Birmingham, AL, provides post-acute healthcare services through two inpatient rehabilitation hospitals and two long-term acute care hospitals. These four hospitals are licensed for a total of 250 beds, operate with approximately 744 employees and are located in Florida, Louisiana, Oklahoma, and Texas.

     This release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause RehabCare's actual results in future periods to differ materially from forecasted results. These risks and uncertainties may include, but are not limited to, the ability of RehabCare to integrate acquisitions and to implement client partnering relationships within the expected timeframes and to achieve the revenue and earnings levels from such acquisitions and relationships at or above the levels projected; changes in and compliance with governmental reimbursement rates and other regulations or policies affecting RehabCare's businesses; RehabCare's ability to attract new client relationships or to retain and grow existing client relationships through expansion of RehabCare's contract therapy and hospital rehabilitation service offerings and the development of alternative product offerings; the future financial results of InteliStaf Holdings, Inc., and RehabCare's other unconsolidated affiliates, and the effect of those results on the financial condition and results of operations of RehabCare; the adequacy and effectiveness of RehabCare's operating and administrative systems; RehabCare's ability to attract and the additional costs of attracting administrative, operational and professional employees; significant increases in health, workers' compensation and professional and general liability costs; litigation risks of RehabCare's past and future business, including RehabCare's ability to predict the ultimate costs and liabilities or the disruption of its operations; competitive and regulatory effects on pricing and margins; and general and economic conditions, including efforts by governmental reimbursement programs, insurers, healthcare providers and others to contain healthcare costs.

NOTE: More information on RehabCare can be found on the World Wide Web at http://www.rehabcare.com
                                      -END-